UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2006

United Auto Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 8, 2006, Samuel X. DiFeo, our President and Chief Operating Officer, retired from his position and is taking on the responsibility of assisting with certain of our international operations. The press release discussing these changes and attached hereto as exhibit 99.1 is incorporated herein by reference.

In addition, on March 8, 2006, Robert H. Kurnick, Jr., previously our Executive Vice President, was appointed to the post of Vice Chairman. Finally, on March 8, 2006, our Board of Directors appointed Robert O’Shaughnessy, our existing Senior Vice President - Finance, as principal accounting officer. Mr. James R. Davidson continues to be our principal financial officer. Mr. O’Shaughnessy, 40, has served as our Senior Vice President - Finance since July 2005. From August 1999 until July 2005, he served as our Vice President and Controller. Prior to Mr. O’Shaughnessy’s joining the Company in May 1997 as Assistant Controller, he was a senior manager for Ernst & Young LLP, an accounting and financial advisory services firm, which he joined in 1987.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2006, we amended our bylaws to provide additional flexibility in appointing officers of UnitedAuto. The amendment to the bylaws attached hereto as exhibit 3.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1 Certificate of Amendment of Bylaws of the Company.
Exhibit 3.2 Composite Bylaws of the Company.
Exhibit 99.1 Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Auto Group, Inc.

March 13, 2006	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment of Bylaws of the Company
3.2	Composite Bylaws of the Company
99.1	Press Release